UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

 WASHINGTON, DC 20549

FORM 8-A/A
(Amendment to Form 8-A filed February 7, 1997)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PERNIX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Maryland	33-0724736
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

33219 Forest West Street Magnolia, TX	77354
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $.01 per share	NYSE Amex

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:   Not Applicable_ (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable
                        (Title of class)

Item 1.    Description of Registrant’s Securities to be Registered.

The disclosure provided under Item 11 of Item 2.01 to Registrant's Current Report on Form 8-K filed with the Commission on March 15, 2010 is incorporated herein by reference.

Item 2.    Exhibits.

Exhibit No.	Description

3.1
Registrant's Articles of Incorporation, as currently in effect (incorporated herein by reference from Exhibit 3.1 to Registrant's Current Report on Form 8-K filed with the Commission on March 15, 2010).

3.2	Registrant's Bylaws, as currently in effect (incorporated herein by reference from Exhibit 3.2 to Registrant's Current Report on Form 8-K filed with the Commission on March 15, 2010)
4.1	Registrant's Articles of Incorporation, as currently in effect (incorporated herein by reference from Exhibit 3.1 to this registration statement on Form 8-A).
4.2	Registrant's Bylaws, as currently in effect (incorporated herein by reference from Exhibit 3.2 to this registration statement on Form 8-A)

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on our behalf by the undersigned, thereunto duly authorized.

Pernix Therapeutics Holdings, Inc. (Registrant)

Date: March 15, 2010	By:	/s/ Tracy S. Clifford
Tracy S. Clifford
Principal Financial Officer